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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference of our report dated April 28, 1999, except as to Note 13, as to which the date is June 15, 1999, with respect to the financial statements of ESPS, Inc. in the Registration Statement
(Form S-8 No. 333- ) pertaining to the 1995 Stock Incentive and the Employee Stock Purchase Plans of ESPS, Inc. included in its Registration Statement on Form S-1 and related Prospectus of ESPS, Inc. dated June 16, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 17, 1999